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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 (No. 333-xxxxx) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation and to the incorporation by reference of our report dated January 18, 2003, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

St. Louis, Missouri
May 20, 2003